SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             July 17, 2015
                           Date of Report
                 (Date of Earliest Event Reported)

                            ECI CANADA, INC.
          (Exact Name of Registrant as Specified in its Charter)

                     FOX VALLEY ACQUISITION CORPORATION
         (Former  Name of Registrant as Specified in its Charter)

Delaware                       000-55305                    47-2031535
State or other           (Commission File Number)         (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                            949-673-4510
          (Registrant's telephone number, including area code)

                         215 Apolena Avenue
                    Newport Beach, California 92662
               (Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On July 18, 2015 ECI Canada, Inc. (formerly Fox Valley Acquisition Corporation) (the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 85.7% of the total outstanding 3,500,000 shares of common stock as follows:

               500,000   	Hari Singh Rao
               500,000 		Mohamed Lalani
               2,000,000 	Amar Bhatia

     With the issuance of the stock on July 18, 2015, and the prior redemption of 19,500,000 shares of stock on July 17, 2015 (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01    Changes in Control of Registrant

   On July 17, 2015, the following events occurred which resulted in a change of control of the Registrant:

   1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

   2.   The then current officers and directors resigned.

   3.   New officer(s) and director(s) were appointed and elected.

   4. On July 18, 2015, 3,000,000 shares of restricted common stock were issued in total to the new officers and directors and the change in control was approved.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on November 11, 2014 as amended and supplemented by the information contained in this report.

   The Registrant intends to effect a business combination with ECI Canada, Inc., a provincially chartered company based in Toronto, Ontario which is in the business of providing bilge water, industrial wastewater and oily water treatment technology and services. The Registrant believes that the technology for the treatment of bilge, sludge and oily wastewater to be deployed by the private company, in the management's view, is one of the best in the world.
It leaves no disposable waste. The processed water meets the strictest standards better than imposed by MARPOL and is considered drinkable. The technology has been tested since 1994 for both marine and land based systems. The power consumption is negligible compared to the industry norm. The company anticipates that the oil separated from the oily water will be sold adding to the company's revenue stream. No agreements have been executed and if and when such a business combination is effected, the Registrant will file a Form 8-K.

ITEM 5.02    Departure of Directors or Principal Officers;
             Election of Directors

   On July 17, 2015, James M. Cassidy resigned as the Registrant's president, secretary and director.

   On July 17, 2015, James McKillop resigned as the Registrant's vice president and director.

   On July 17, 2015, the following individuals were elected directors of the Registrant:

             Amar Bhatia, Chairman
             Hari Singh Rao
             Mohamed Lalani

   On July 18, 2015, the following individuals were appointed to the executive offices of the Registrant listed below.

        Hari Singh Rao      President, Chief Executive Officer and
                            Secretary
        Mohamed Lalani      Chief Operation Officer and Chief Financial
                            Officer

   Amar Bhatia serves as the Chairman of the Board of Directors. From 2011 to the present Mr. Bhatia has been the President and owner of Global Retail Advantage, a company distributing light emitting diodes with six locations in Canada. From 1997 to the present Mr. Bhatia has also been the Chief Executive Officer and part owner of International Data Systems, a Canadian distributor of wholesale printer supplies to Canada, the United States, Europe and Asia. From 1991 to 1997 Mr. Bhatia was the President and owner of Home Accents, a retail furniture chain which had 9 locations in Canadian shopping malls. Mr. Bhatia holds a B.Sc. degree and a Master of Business Administration from Delhi University.

   Hari Singh Rao serves as President, Chief Executive Officer and a member of the Board of Directors. Mr. Rao has over 40 year's experience in management, IT Industry, Policy & Strategy Development, and management consulting. Mr. Rao has held senior management positions in public and private organizations in Canada, the United States and India. He has worked with such companies as IBM, Paramount Pictures, George S. May Company, the Ontario Government and several Indian companies involved in information technology and management consulting.

     Mr. Rao was a member of the review panel of the National Science Foundation as a techno-commercial projects reviewer. He has been a member of the Institute of Politics, John F. Kennedy School of Government, Harvard University, Policy Studies Organization of the USA and Institute of Public Administration of Canada. He is a member of Harvard Schools Committee, which screens students for admissions to Harvard College. Mr. Rao teaches business management at Humber College Institute of Technology & Advanced Learning.

   Mr. Rao earned his Masters Degree in Sociology from India and Masters Degree in Public Administration from Harvard University. He specialized in Policy Development and Consulting Practices respectively at John F. Kennedy School of Government and Harvard Business School.

   Mohamed Lalani serves as Chief Operation Officer and as Chief Financial Officer and a member of the Board of Directors. Mr. Lalani brings over 35 years experience and a broad range of expertise from the Information Technology, Retail, Banking, Media, Hospitality and Fabric Care industries. Mr. Lalani has worked with large organization such as The Hudson Bay Company, Canadian Imperial Bank of Commerce, and most recently as Vice President for Information Technology & Operations at Canada Newswire Ltd. and has
developed skills in the areas of management, research, evaluations,
procurement  and deployments of new technologies.   Mr. Lalani is passionate
about preserving and maintaining local and global environment, particularly in the marine ecological systems. Humanitarian and environmental concerns have always been paramount and his current focus is to assist in sustaining and preserving pollution free land and marine ecology by deploying most modern recycling applications and technologies.

   In 1991, Mr. Lalani was recognized by Toronto Star, Environment Canada and CIBC for implementing a best practice program by introducing a highly
successful recycling program at CIBC's IT department.   Mr. Lalani served
as the Chair to the Advisory Committee Internet Management Program at Humber College, 1999 to -2002 and served as Deputy Convener Fundraising, World Partnership Walk (AKFC) from 2000 to 2002 Mr. Lanai received the Canadian Citizenship Award for Community Services (1991) and Recipient of Ontario
Government Award for 15 years of community services (1992).   Mr. Lalani
graduated from the Telecommunications Business Management Program from Humber College - Institute of Technology and Advanced Learning.
Mr. Lalani is fluent in English and four other languages.

                            SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                            ECI CANADA, INC.


                            Hari Singh Rao, President



Date: July 18, 2015